EXHIBIT 8.1

SUBSIDIARIES OF CAPITAL PRODUCT PARTNERS L.P.

The following companies are subsidiaries of Capital Product Partners L.P.:

Name of Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest
Capital Product Operating L.L.C.	Marshall Islands	100%
CPLP Shipping Holdings PLC	Cyprus	100%
CPLP Gas Operating Corp.	Marshall Islands	100%
Patroklos Marine Corp.	Marshall Islands	100%
Archimidis Container Carrier Corp.	Liberia	100%
Agamemnon Container Carrier Corp.	Liberia	100%
Anax Container Carrier S.A.	Liberia	100%
Hercules Container Carrier S.A.	Liberia	100%
Iason Container Carrier S.A.	Liberia	100%
Thiseas Container Carrier S.A.	Liberia	100%
Cronus Container Carrier S.A.	Liberia	100%
Dias Container Carrier S.A.	Marshall Islands	100%
Poseidon Container Carrier S.A.	Marshall Islands	100%
Atrotos Container Carrier S.A.	Liberia	100%
Deka Container Carrier S.A.	Liberia	100%
Jupiter Container Carrier S.A.	Liberia	100%
Nikitis Container Carrier S.A.	Liberia	100%
Neos Container Carriers Corp.	Marshall Islands	100%
Maistros Container Carriers Corp.	Marshall Islands	100%
Filos Container Carriers Corp.	Marshall Islands	100%
Panormos Container Carrier S.A	Marshall Islands	100%
Ektoras Container Carrier S.A.	Marshall Islands	100%
Assos Gas Carrier Corp.	Marshall Islands	100%
Dias Gas Carrier Corp.	Marshall Islands	100%
Atrotos Gas Carrier Corp.	Marshall Islands	100%
Poseidon Gas Carrier Corp.	Marshall Islands	100%
Maximus Gas Carrier Corp.	Marshall Islands	100%
Kronos Gas Carrier Corp.	Marshall Islands	100%
Hermes Gas Carrier Corp.	Marshall Islands	100%
Beta Gas Carriers Corp.	Marshall Islands	100%
Monos Container Carrier S.A.	Marshall Islands	100%
Omega Gas Carriers Corp.	Marshall Islands	100%
Aqua Gas Carrier Corp.	Marshall Islands	100%
Mare Gas Carrier Corp.	Marshall Islands	100%
Polis Gas Carrier Corp.	Marshall Islands	100%
Elpis Gas Carrier Corp.	Marshall Islands	100%